Exhibit 99

[GRAPHIC OF SYPRIS™ SOLUTIONS]

For more information, contact:

David D. Johnson

Chief Financial Officer

(502) 329-2000

SYPRIS COMPLETES FIRST PHASE OF DEAL WITH DANA

DETAILED RELEASE AND CALL SCHEDULED FOR JANUARY 5, 2004

LOUISVILLE, Ky. (Dec. 31, 2003) – Sypris Solutions, Inc. (Nasdaq/NM:SYPR) today announced that it has completed the purchase of a manufacturing plant located in Morganton, North Carolina from Dana Corporation (NYSE:DCN) (“Dana”) and will now begin to furnish Dana with a wide range of drive train components under an eight-year supply agreement that accompanied the purchase. The transaction, which represents the first phase of a larger deal, was first announced on September 4, 2003. The closing occurred on December 31, 2003.

Details regarding the transaction, including an update of the Company’s financial outlook for 2004 incorporating the expected impact of the new supply agreement, will be made available through a detailed press release Monday morning, January 5, 2004, and will be followed shortly thereafter by a conference call at 10:00 a.m. Eastern Time. The call can be accessed live via the Internet. Visit www.sypris.com or www.fulldisclosure.com for the link to the call or to listen to a replay of the call, which will be available for 30 days.

Sypris Solutions is a diversified provider of technology-based outsourced services and specialty products. The Company performs a wide range of manufacturing and technical services, typically under multi-year, sole-source contracts with major corporations and government agencies in the markets for aerospace and defense electronics, truck components and assemblies, and for users of test and measurement equipment. For more information about Sypris Solutions, visit its Web site at http://www.sypris.com.

This press release, and any oral statements made with reference to this cautionary guidance, includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as they relate to, or may affect, the Company’s future results. These statements only reflect management’s current opinions; and no assurance can be given, that any of these results will actually occur. Important factors could cause performance to differ materially from projected results contained in, or based upon, these statements, including: the discovery of, or failure to discover, material issues during due diligence; the failure to agree on the final terms of definitive agreements, long-term supply agreements or related agreements or any party’s breach of, or refusal to close the transactions reflected in, those agreements; the ability to successfully manage growth or contraction in the economy, or the commercial vehicle or electronics markets; access to capital on favorable terms as needed for operations or growth; the ability to achieve expected annual savings and synergies from past and future business combinations; competitive factors and price pressures; availability of third party component parts at reasonable prices; inventory risks due to shifts in market demand and/or price erosion of purchased components;

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Sypris Buys Dana Plant

Dec. 31, 2003

changes in product mix; program changes, delays, or cancellations by the government or other customers;

concentrated reliance on major customers or suppliers; cost and yield issues associated with the Company’s manufacturing facilities; revisions in estimated costs related to major contracts; labor relations; risks inherent in operating abroad, including foreign currency exchange rates; performance of our pension fund portfolios; changes in applicable law or in the Company’s regulatory authorizations, security clearances, or other legal rights to conduct its business, deal with its work force or export goods and services; adverse regulatory actions, or other governmental sanctions; risks of litigation, including litigation with respect to environmental or asbestos-related matters, customer or supplier claims, or stockholders; the effects (including possible increases in the cost of doing business) resulting from future war and terrorists activities or political uncertainties; natural disasters, casualties, utility disruptions, or the failure to anticipate unknown risks and uncertainties present in the Company’s businesses; dependence on current management; as well as other factors included in the Company’s periodic reports filed with the Securities and Exchange Commission.

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